Fourth Quarter & Fiscal Year 2022 Earnings Review United Bankshares, Inc. January 26, 2023 Exhibit 99.2

Forward Looking Statements This presentation and statements made by United Bankshares, Inc. (“United”) and its management contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These forward-looking statements are intended to be covered by the safe harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. These forward-looking statements include, but are not limited to, statements about (i) United’s plans, objectives, expectations and intentions and other statements contained in this press release that are not historical facts; (ii) the effect of the COVID-19 pandemic; and (iii) other statements identified by words such as “expects,” “anticipates,” “intends,” “plans,” “believes,” “seeks,” “estimates,” “targets,” “projects,” or words of similar meaning generally intended to identify forward-looking statements. These forward-looking statements are based upon the current beliefs and expectations managements of United and are inherently subject to significant business, economic and competitive uncertainties and contingencies, many of which are beyond the control of United. In addition, these forward-looking statements are subject to assumptions with respect to future business strategies and decisions that are subject to change. Actual results may differ materially from the anticipated results discussed in these forward-looking statements because of possible uncertainties. The following factors, among others, could cause actual results to differ materially from the anticipated results or other expectations expressed in the forward-looking statements: (1) the uncertainty as to the extent of the duration, scope and impacts of the COVID-19 pandemic on United, its colleagues, the communities United serves, and the domestic and global economy; (2) uncertainty in U.S. fiscal and monetary policies, including the interest rate policies of the Federal Reserve Board; (3) volatility and disruptions in global capital and credit markets; (4) interest rate, securities market and monetary supply fluctuations; (5) increasing rates of inflation and slower growth rates; (6) reform of LIBOR; (7) the nature, extent, timing, and results of governmental actions, examinations, reviews, reforms, regulations, and interpretations, including those involving the Federal Reserve, FDIC, and CFPB; (8) the effect of changes in the level of checking or savings account deposits on United’s funding costs and net interest margin; (9) future provisions for credit losses on loans and debt securities; (10) changes in nonperforming assets; (11) competition; and (12) changes in legislation or regulatory requirements. Additional factors, that could cause actual results to differ materially from those expressed in the forward-looking statements are discussed United’s reports (such as Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K) filed with the Securities and Exchange Commission and available on the SEC's Internet site (http://www.sec.gov). United cautions that the foregoing list of factors is not exclusive. All subsequent written and oral forward-looking statements concerning United or any person acting on its behalf are expressly qualified in their entirety by the cautionary statements above. United does not undertake any obligation to update any forward-looking statement to reflect circumstances or events that occur after the date the forward-looking statements are made. IMPORTANT INFORMATION

Achieved record Net Income of $379.6 million. Diluted Earnings Per Share were $2.80 Generated Return on Average Assets of 1.31%, Return on Average Equity of 8.25%, and Return on Average Tangible Equity* of 14.11% Achieved full-year period end loan growth of 15.7% (excluding PPP loans) Net Interest Margin (FTE) increased from 3.09% to 3.50% (full year) Increased dividends to shareholders for the 49th consecutive year (current dividend yield of 3.7% based upon recent prices) Asset quality remains sound and Non-Performing Assets decreased 42.5% YTD Strong expense control with an efficiency ratio of 52.88% Capital position remains robust and liquidity remains sound 2022 HIGHLIGHTS *Non-GAAP measure. Refer to appendix.

EARNINGS SUMMARY

In thousands, except per share data	Three Months Ended			Year Ended	
	4Q22	3Q22	4Q21	2022	2021
Interest & Fees Income	$ 307,741	$ 263,683	$ 195,194	$ 1,001,990	$ 795,117
Interest Expense	$ 58,337	$ 23,061	$ 11,516	$ 105,559	$ 52,383
Net Interest Income	$ 249,404	$ 240,622	$ 183,678	$ 896,431	$ 742,734
Provision for Credit Losses	$ 16,368	$ 7,671	$ (7,405)	$ 18,822	$ (23,970)
Noninterest Income	$ 30,879	$ 32,749	$ 54,053	$ 153,261	$ 278,128
Noninterest Expense	$ 137,542	$ 137,196	$ 151,793	$ 555,087	$ 581,979
Income Before Income Taxes	$ 126,373	$ 128,504	$ 93,343	$ 475,783	$ 462,853
Income Taxes	$ 26,608	$ 25,919	$ 19,491	$ 96,156	$ 95,115
Net Income	$ 99,765	$ 102,585	$ 73,852	$ 379,627	$ 367,738
Diluted EPS	$0.74	$0.76	$0.56	$2.80	$2.83
Weighted Average Diluted Shares	134,799	134,554	131,296	135,118	129,513
Notes					
Merger-Related Expenses (before tax)	$ -	$ -	$ 20,391	$ 537	$ 21,418

Linked-Quarter (LQ)

- Net Income was $99.8 million in 4Q22 compared to $102.6 million in 3Q22, with diluted EPS of $0.74 in 4Q22 compared to $0.76 in 3Q22.
- Net Interest Income increased $8.8 million primarily due to higher interest income on earning assets driven by rising market interest rates, organic loan growth, and a change in the asset mix to higher earning assets. The increase in net interest income was partially offset by higher interest expense, driven by deposit rate repricing and higher average balances of FHLB borrowings.
- Provision Expense was $16.4 million in 4Q22 compared to $7.7 million in 3Q22. The increase was primarily due to loan growth and the impact of reasonable and supportable forecasts of future macroeconomic conditions.
- Noninterest Income decreased $1.9 million primarily due to a decrease of $1.8 million in income from mortgage banking activities.
- Noninterest Expense increased $0.3 million. The expense for reserve for unfunded loan commitments increased $9.4 million and charitable contributions increased $1.8 million. Partially offsetting these increases were declines in other noninterest expense of $5.2 million, driven by a $3.9 million partial recovery of a 3Q accrual related to a litigation matter with a former commercial customer that was settled during 4Q, and declines in employee compensation of $2.1 million.

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PERFORMANCE RATIOS *Non-GAAP measure. Refer to appendix. Strong profitability and expense control FY 2020 was impacted by COVID-19, CECL ACL build, pre-tax merger-related expenses of $54.2 million, and breakage fees of $10.4 million on three FHLB advance payoffs, largely offset by strong mortgage banking income. FY 2021 was impacted by pre-tax merger-related expenses of $21.4 million, offset by CECL ACL releases.

Reported Net Interest Margin increased from 3.78% to 3.87% LQ. Linked-quarter Net Interest Income (FTE) was up $8.8 million primarily due to higher interest income on earning assets driven by rising market interest rates, organic loan growth, and a change in the asset mix to higher earning assets. The increase in net interest income was partially offset by higher interest expense, driven by deposit rate repricing and higher average balances of FHLB borrowings. Approximately ~58% of the loan portfolio is fixed rate and ~42% is adjustable rate, while ~28% of the total portfolio is projected to reprice within the next 3 months. Additionally, ~25% of the securities portfolio is floating rate. Securities balances of approximately ~$650 million with an average yield of ~2.5% are projected to roll off during 2023. Total remaining unamortized PPP fees (net of costs) were $0.8 million as of 12/31/22. Scheduled purchase accounting loan accretion is estimated at $10.5 million for FY 2023 and $8.9 million for FY 2024. NET INTEREST INCOME AND MARGIN

Linked-Quarter loan balances increased $858 million primarily driven by Construction & Land Development loans, Residential Real Estate loans, and Non Owner Occupied CRE loans. Excluding the $8 million decline in PPP loans, total loans increased $866 million (17.6% annualized) compared to 3Q22. Loan balances within the North Carolina & South Carolina markets were up ~31.7% YTD (excluding PPP). Non Owner Occupied CRE to Total Risk Based Capital was ~255% at 4Q22. CRE portfolio remains diversified among underlying collateral types. Total purchase accounting-related fair value discount on loans was $47 million as of 12/31/22. LOAN SUMMARY (EXCLUDES LOANS HELD FOR SALE) $ in millions

End of Period Balances (000s) 9/30/22 12/31/22 Non-Accrual Loans $28,244 $23,685 90-Day Past Due Loans $18,254 $15,565 Restructured Loans $23,155 $19,388 Total Non-performing Loans $69,653 $58,638 Other Real Estate Owned $10,779 $2,052 Total Non-performing Assets $80,432 $60,690 Non-performing Loans / Loans 0.35% 0.29% Non-performing Assets / Total Assets 0.28% 0.21% Annualized Net Charge-offs / Average Loans 0.04% 0.02% Allowance for Loan & Lease Losses (ALLL) $219,611 $234,746 ALLL / Loans, net of earned income 1.11% 1.14% Allowance for Credit Losses (ACL)* $259,309 $280,935 ACL / Loans, net of earned income 1.32% 1.37% NPAs decreased $19.7 million (24.5%) compared to 3Q22 and decreased $44.9 million (42.5%) YTD. ACL increased $21.6 million LQ primarily due to loan growth and the impact of reasonable and supportable forecasts of future macroeconomic conditions. PPP loans are included within the ratios above ($43 million at 9/30/22 and $35 million at 12/31/22). CREDIT QUALITY *ACL is comprised of ALLL and the reserve for lending-related commitments

Strong core deposit base with 32% of deposits in Non Interest Bearing accounts. LQ deposits decreased $560 million driven by Non Interest Bearing accounts and Interest Bearing Transaction accounts. Interest bearing deposit beta of ~48% and total deposit beta of ~32% in 4Q22, and cumulative betas of ~27% and ~18%, respectively, since 1Q22. Enviable deposit franchise with an attractive mix of both high growth MSA’s and stable, rural markets with a dominant market share position. Top 10 Deposit Markets by MSA (as of 6/30/22) MSA Total Deposits In Market ($000) Number of Branches Rank Washington, DC 10,167,928 60 7 Charleston, WV 1,442,649 7 2 Morgantown, WV 1,215,804 6 2 Myrtle Beach, SC 881,399 11 5 Richmond, VA 818,349 12 9 Parkersburg, WV 738,802 4 1 Hagerstown, MD 657,411 6 3 Charlotte, NC 534,710 7 16 Wheeling, WV 520,156 6 2 Charleston, SC 519,950 8 11 $ in millions Source: S&P Global Market Intelligence DEPOSIT SUMMARY

West Virginia #2 in the state (second only to Truist) with $6.1 billion in deposits. United ranks #1 or #2 in deposit market share within its top 5 largest markets in the state. United continues to build franchise value with an attractive mix of both high growth MSA’s and stable, rural markets with a dominant market share position. Further growth opportunities exist to expand our presence in some of the most desirable banking markets in the nation. These dynamics uniquely position our franchise and contribute to making United one of the most valuable banking companies in the Southeast and Mid-Atlantic. Washington D.C. MSA #1 regional bank (#7 overall) with $10.2 billion in deposits. United has increased deposit market share in the D.C. MSA from #15 in 2013 to #7 in 2022, with total deposits increasing from $2.1 billion to $10.2 billion. Virginia- #7 in the state with $9.2 billion (including VA deposits within the D.C. MSA). North Carolina #18 in the state with $2.2 billion. Select MSAs: #16 in Charlotte #26 in Raleigh #14 in Wilmington #11 in Greenville #1 in Washington #8 in Rocky Mount #10 in Fayetteville South Carolina #11 in the state with $1.9 billion. Select MSAs: #11 in Charleston #5 in Myrtle Beach #12 in Greenville #16 in Columbia ATTRACTIVE DEPOSIT MARKET SHARE POSITION Source: S&P Global Market Intelligence; Data as of 6/30/22

End of Period Ratios / Values 9/30/22 12/31/22** Common Equity Tier 1 Ratio 12.4% 12.3% Tier 1 Capital Ratio 12.4% 12.3% Total Risk Based Capital Ratio 14.4% 14.4% Leverage Ratio 10.7% 10.8% Total Equity to Total Assets 15.3% 15.3% *Tangible Equity to Tangible Assets (non-GAAP) 9.3% 9.5% Book Value Per Share $32.98 $33.52 *Tangible Book Value Per Share (non-GAAP) $18.80 $19.36 Capital ratios remain significantly above regulatory “Well Capitalized” levels and exceed all internal capital targets. United did not repurchase any common shares during 4Q22 or 3Q22. For the full year of 2022, United repurchased 2,259,546 common shares for $78.3 million. As of 12/31/22, there were 4,371,239 shares available to be repurchased under the approved plan. *Non-GAAP measure. Refer to appendix. **Regulatory ratios are estimates as of the earnings release date. CAPITAL RATIOS AND PER SHARE DATA

MORTGAGE BANKING

GEORGE MASON MORTGAGE, LLC
A Subsidiary of United Bank

CRESCENT MORTGAGE

	Three Months Ended		Full Year	
(000s)	9/30/22	12/31/22	2021	2022
Applications	$785,529	$447,951	$8,088,453	$4,089,086
Loans Originated	$552,487	$399,706	$6,242,246	$2,913,708
Loans Sold	$564,267	$396,735	$6,439,598	$3,203,749
Purchase Money %	86%	85%	61%	81%
Realized Gain on Sale Margin	2.13%	1.82%	3.31%	2.40%
Locked Pipeline (EOP)	$131,846	$68,654	$448,889	$68,654
Loans Held for Sale (EOP)	$210,075	$56,879	$504,416	$56,879
Balance of Loans Serviced (EOP)	$3,459,781	$3,381,485	$3,698,998	$3,381,485
Total Income	$16,507	$13,347	$193,713	$79,906
Total Expense	$20,662	$17,097	$138,508	$88,983
Income Before Tax	$(4,155)	$(3,750)	$55,205	$(9,077)
Net Income After Tax	$(3,335)	$(2,940)	$43,930	$(7,219)

- Mortgage Banking Segment represents George Mason Mortgage and Crescent Mortgage Company. George Mason Mortgage, founded in 1980, is headquartered in the Washington D.C. MSA with 10 offices located throughout Virginia, Maryland, and South Carolina. Crescent Mortgage Company, founded in 1993, is headquartered in Atlanta, Georgia, and is primarily a correspondent/wholesale mortgage company approved to originate loans in 48 states partnering with community banks, credit unions and mortgage brokers.
- The quarterly net fair value impact on mortgage banking derivatives and loans held for sale was $(2.3) million in 3Q22 and $0.3 million in 4Q22.

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Select guidance is being provided for 2023. Our outlook may change if the expectations for these items vary from current expectations. Balance Sheet: Expect loan growth, excluding loans held for sale, to be in the mid single digits for 2023 (compared to 4Q22 end of period balance). Loan pipelines continue to be strong. Expect investment portfolio balances to decrease ~$500 million in 2023 (compared to 4Q22 end of period balance). Expect deposit growth in the low single digits (compared to 4Q22 end of period balance). Net Interest Income / Net Interest Margin: Net interest income (non-FTE) expected to be in the range of $960 million to $980 million for 2023 (assumes an additional 50 bps of fed funds rate increases in 2023). Expect the net interest margin to peak early in 2023 due to deposit remixing and late-cycle deposit rate increases. Expect full-cycle total deposit beta of ~35%. Provision Expense: Asset quality remains sound. Provision expense will be dependent on the future economic outlook, future credit trends within United’s portfolio, and loan growth. Expect near term net charge-offs to remain low. Current planning assumption for provision expense is $36 million for FY 2023. Non Interest Income: Expect non interest income to be in the range of $125 million to $135 million for 2023. Mortgage banking revenue will be subject to industry trends. Non Interest Expense: Expect non interest expense to be in the range of $560 million to $570 million (includes a ~$6 million increase in FDIC expense as a result of higher FDIC rates). Effective Tax Rate: Estimated at approximately ~20.0% to 20.5%. Capital: Stock buyback will be market dependent. United’s capital position remains robust. 2023 OUTLOOK

Excellent franchise with long-term growth prospects Current income opportunity with a dividend yield of 3.7% (based upon recent prices) High-performance bank with a low-risk profile Experienced management team with a proven track record of execution High level of insider / employee ownership 49 consecutive years of dividend increases evidences United’s strong profitability, solid asset quality, and sound capital management over a very long period of time Attractive valuation with a current Price-to-Earnings Ratio of 13.4x (based upon median 2023 street consensus estimate of $2.94 per Bloomberg) INVESTMENT THESIS

APPENDIX

(dollars in thousands) 2018 2019 2020 2021 2022 (1) Return on Average Tangible Equity (A) Net Income (GAAP) $256,342 $260,099 $289,023 $367,738 $379,627 Average Total Shareholders' Equity (GAAP) $3,268,944 $3,336,075 $3,956,969 $4,430,688 $4,601,440 Less: Average Total Intangibles (1,519,175) (1,511,501) (1,716,738) (1,837,609) (1,910,377) (C) Average Tangible Equity (non-GAAP) $1,749,769 $1,824,574 $2,240,231 $2,593,079 $2,691,063   Formula: Net Income/Average Tangible Equity   Return on Average Tangible Equity (non-GAAP) 14.65% 9.58% 14.26% 12.90% 14.18% 14.11%                   RECONCILIATION OF NON-GAAP ITEMS

(dollars in thousands)   9/30/2022 12/31/2022     (2) Tangible Equity to Tangible Assets     Total Assets (GAAP) $ 29,048,475 $ 29,489,380   Less: Total Intangibles (GAAP) (1,909,165) (1,907,786)     Tangible Assets (non-GAAP) $ 27,139,310 $ 27,581,594         Total Shareholders' Equity (GAAP)   $ 4,440,086 $ 4,516,193     Less: Total Intangibles (GAAP)   (1,909,165) (1,907,786)   Tangible Equity (non-GAAP)   $ 2,530,921 $ 2,608,407   Tangible Equity to Tangible Assets (non-GAAP)   9.3% 9.5%           (3) Tangible Book Value Per Share:   Total Shareholders' Equity (GAAP) $ 4,440,086 $ 4,516,193   Less: Total Intangibles (GAAP) (1,909,165) (1,907,786)   Tangible Equity (non-GAAP) $ 2,530,921 $ 2,608,407   ÷ EOP Shares Outstanding (Net of Treasury Stock) 134,631,647 134,745,122   Tangible Book Value Per Share (non-GAAP) $18.80 $19.36             RECONCILIATION OF NON-GAAP ITEMS (CONT.)